As filed with the Securities and Exchange Commission on August 9, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Nuvei Corporation

(Exact Name of Registrant as specified in its charter)

Canada		48-1298435
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
1100 René-Lévesque Boulevard West, Suite 900 Montreal, Quebec H3B 4N4 (514) 313-1190
(Address, including zip code, and telephone number, including area code, of Principal Executive Offices)

Nuvei Corporation Omnibus Incentive Plan
(Full title of the plans)

Nuvei Technologies Inc. 1375 North Scottsdale Road Suite 400 Scottsdale, Arizona 85257 United States of America 1 (877) 462-7486
(Name, address and telephone number, including area code, of agent for service)

Copy to:
Veronica M. Wissel Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4794

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, this registration statement on Form S-8 (this “Registration Statement”) registers an additional 7,646,893 Subordinate Voting Shares of Nuvei Corporation (the “Registrant”) for issuance under the Nuvei Corporation Omnibus Incentive Plan, effective as of February 3, 2021, amended on April 13, 2022, May 26, 2023 and on August 8, 2023 (as amended and/or restated from time to time, the “Plan”), which are securities of the same class and relate to the same employee benefit plan as those shares registered on the Registrant’s registration statement on Form S-8 previously filed with the Securities and Exchange Commission (“Commission”) on October 15, 2021 (Registration No. 333-260308), which is hereby incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Description
4.1	Articles of Incorporation (incorporated herein by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 6-K filed on June 2, 2022)
4.2	Bylaws (incorporated herein by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 6-K filed on June 2, 2022)
5	Opinion of Stikeman Elliott LLP as to the validity of the Subordinate Voting Shares (filed herewith)
23.1	Consent of Stikeman Elliott LLP (included in Exhibit 5)
23.2	Consent of PricewaterhouseCoopers LLP (filed herewith)
24	Powers of Attorney (included in the signature pages hereto)
99.1	Nuvei Corporation Omnibus Incentive Plan (filed herewith)
107	Filing Fee Table (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montréal, Province of Québec, Country of Canada on this 9th day of August, 2023.

Nuvei Corporation

By:	/s/ David Schwartz
Name:	David Schwartz
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip Fayer and David Schwartz as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Philip Fayer	Chairman and Chief Executive Officer
Philip Fayer	(Principal Executive Officer)	August 9, 2023

/s/ David Schwartz	Chief Financial Officer
David Schwartz	(Principal Financial Officer and Principal Accounting Officer)	August 9, 2023

/s/ Samir Zabaneh	Lead Director
Samir Zabaneh		August 9, 2023

/s/ Tim Dent	Director
Tim Dent		August 9, 2023

/s/ Maren Lau	Director
Maren Lau		August 9, 2023

/s/ David Lewin	Director
David Lewin		August 9, 2023

/s/ Daniela Mielke	Director
Daniela Mielke		August 9, 2023

/s/ Pascal Tremblay	Director
Pascal Tremblay		August 9, 2023

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in the United States, on August 9, 2023.

Nuvei Technologies, Inc.

By:	/s/ David Schwartz
Name:	David Schwartz
Title:	Chief Financial Officer